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                                                                    Exhibit 16.1



Deloitte & Touche LLP
2500 One PPG Place
Pittsburgh, Pennsylvania 15222-5401

Tel:(412) 338-7200
Fax:(412) 338-7380
www.deloitte.com

March 31, 2003

Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, DC 20549

Dear Sirs/Madams:

We have read Item 4 of Evans Bancorp, Inc.'s Form 8-K dated March 18, 2003, and have the following comments:

        1. We agree with the statements made in the second, third, and fourth paragraphs therein.

        2. We have no basis on which to agree or disagree with the statements made in the first paragraph.

Yours truly,
/s/Deloitte & Touche LLP